EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Palomar Enterprises, Inc. Employee Stock Incentive Plan for the Year 2003 and Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 of our report dated March 31, 2003 with respect to our audit of the financial statements of Palomar Enterprises, Inc. included in its Annual Report on Form 10-KSB as of December 31, 2002 and for the year then ended, filed with the Securities and Exchange Commission.




                                            /s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
June 18, 2003


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